EXHIBIT 99.4

Indoor Harvest Commences New Strategic Direction with Board Appointments

Focus Shifts to Becoming State-of-the-Art Cannabis Producer and Technology Provider

Finalizing Plans for Facilities in Arizona and Colorado

HOUSTON, TX – (Globe Newswire) – August 10, 2017 – Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, announced today changes to the Company’s Board of Directors.

On August 4th, 2017, the Company entered into an Agreement and Plan of Merger with Alamo CBD, with a targeted close date of August 15, 2017. This plan completes a six-month process of work transitioning the Company into a producer of cannabis for research and pharmaceutical development. Currently the Company is a pending applicant through its acquisition of Alamo CBD, to produce cannabis, under the Texas Compassionate Use program and is preparing an application to produce cannabis under the Controlled Substance Act.

The Company is also finalizing plans with investors and developers to construct facilities in Arizona and Colorado. The Company intends to generate revenue from its developed facilities through leasing and licensing of its technology and methods. The Company expects to be able to make additional announcements over the next few weeks regarding its new direction.

At closing with Alamo CBD, the Company will have 24,657,360 shares of common stock issued and outstanding, with a public float of 9,065,068 free trading common shares.

“It has been an honor to lead the Company’s change management efforts. I will now be stepping aside and assuming the role as Chief of Cultivation of Alamo CBD, allowing me to focus my energy on driving cannabis cultivation science to the next level; something I’m very passionate about. I believe the team that has been assembled will prove truly disruptive to the industry. We’ve got a great team of people who are now focused on a single effort and goal, to become the leading producer of research and pharmaceutical grade cannabis,” said Chad Sykes, the Company’s founder.

As part of the transition, Mr. John Zimmerman, PE, will remain on as Vice President and Director of the Company. A committee made up of Chad Sykes, our founder, Dr. Coleman, CEO of Alamo CBD and Mr. Seckman, will be tasked with nominating a new CEO for the Company. The Company is pleased to introduce the following new Directors and Officers of Indoor Harvest Corp.:

Rick Gutshall

Since June 2016, Mr. Gutshall has held the position of Chief Financial Officer of Alamo CBD LLC. From August 1999 until present, Mr. Gutshall has been a principal in KW Gutshall & Associates. Mr. Gutshall was responsible for personalized financial planning, asset management and retirement planning for clients at KW Gutshall and Associates and has been a licensed financial adviser since 1997. Mr. Gutshall received his Bachelor of Business Administration (B.B.A.), Business Administration, Management and Operations from Concordia University-Austin in 1997.

As a member of the board, Interim-Chief Executive Officer and Chief Financial Officer, Mr. Gutshall contributes the benefits of his executive leadership and management experience in finance, business development, contract negotiations and public speaking. His contributions and deep understanding of all aspects of our business and industry will provide substantial experience to attract capital and guide management in financial decisions.

Annette Knebel, CPA

Since June 2016, Ms. Knebel has operated a financial reporting and business consulting firm offering outsourced accounting management. From July 2014, to June 2016, Ms. Knebel worked for Shawcor, a pipeline services Company as both the Division Manager of Policy and Compliance and Division Assistant Controller. From June 2013 through February 2014, Ms. Knebel was the Senior Balance Sheet Accounting Analyst for Hewlett-Packard, working directly with the CFO, Corporate Controller and Investor Relations ensuring proper cash flow reporting and guidance to ensure compliance with US GAAP and Corporate policies. From April 2012 through June 2013, Ms. Knebel worked as an Internal Audit Supervisor for KBR, an engineering company, managing anti-corruption and operational audits across KBR’s multi-national business segments as well as risk management and developing corporate accounting policies and procedures.

From 1998 through 2011, Ms. Knebel worked for various Accounting Firms as an Assurance Manager and Assurance Senior, responsible for both private and public Company accounting and audits. Ms. Knebel received a Bachelor of Business Administration (B.B.A) from the University of Houston in 1998. Ms. Knebel has been a Certified Public Accountant since 2004.

As a member of the board and Chief Accounting Officer, Ms. Knebel contributes the benefits of her senior level accounting experience and will manage the Company’s accounting policy and procedures. Her contributions and deep understanding of all aspects of our business and industry will provide substantial experience to develop accounting procedures and policies and guide management in accounting decisions.

Dr. Lang Coleman

Dr. Coleman is a proud disabled Army veteran, long-time Texas resident, and Psychologist with a specialty in Neuropsychology. Dr. Coleman received his B.S. and M.A. from Austin Peay State University in Clarksville, TN, his Ph.D. in Clinical Psychology from the University of Kansas, and attended Law School at the University of Texas at Austin. Dr. Coleman completed his medical internship at William Beaumont Army Medical Center in El Paso, Texas, and spent 22 years in U.S. Army Psychiatry. Currently a pensioned Army Officer and decorated combat veteran, Dr. Coleman formerly directed soldiers and planned both treatments and evacuations for psychiatric casualties in a theatre of war for over 30,000 Soldiers and Marines. From his time as an Army Major with Secret Security Clearance, he has extensive knowledge and experience with chain of custody in his dealings with deliverables ranging from drug-testing biological samples to weapons and ordinance and holds the Combat Medical Badge.

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Dr. Coleman retired after serving 17 years as a tenured professor of psychology at St. Philip’s College in San Antonio, Texas, where he taught Abnormal Psychology and Statistics courses. Dr. Coleman authored curriculum in 1994 for a Juvenile Justice Alternative Education Program and licensed the copyright, for one year, to The Key Corporation, an Austin company. The school was successfully launched in Dallas, and has grown into a multimillion dollar civilian company in the state of Texas, due largely to Dr. Coleman’s input.

As the CEO of Alamo CBD, Dr. Coleman has regularly facilitated, sponsored and participated in many community activities. He has frequently appeared on television and at the Texas state capital as an advocate for the Compassionate-Use Program. As a member of the board, Dr. Coleman contributes the benefits of his military experience treating veterans with PTSD and other medical conditions and will manage the Company’s medical and science policy and procedures. His contributions and deep understanding of all aspects of our business and industry will provide considerable experience in developing the Company’s medical and scientific procedures and policies.

John Seckman

John Seckman is currently the Managing Partner of John Seckman & Associates. Based in Denver Colorado, Mr. Seckman provides consulting on regulatory and business development for the Cannabis industry as well as business valuation services and assistance to investors, buyers, sellers and regulators.

From 2014 to 2016, John was the Executive Director and Chief Operating Officer of LivWell, one of the largest marijuana business operations in the U.S.. Mr. Seckman managed the day to day operations of LivWell’s Colorado operations with over 600 employees and stores across the State of Colorado. Originally hired as Sr. Director of Business Development for LivWell, Mr. Seckman was promoted to Executive Director and COO and oversaw a complete restructuring of LivWell and was responsible for hiring most of LivWell’s Sr. Management team.

From 2011 to 2014, Mr. Seckman was Agent-In-Charge of the Colorado Marijuana Enforcement Division conducting background checks and licensing for the Colorado Department of Revenue Marijuana Enforcement Division. Mr. Seckman trained and was recertified by the State of Colorado, receiving his Colorado Police Officers Certification. Mr. Seckman was responsible for the creation of policies and procedures for the Background and Licensing units to meet the requirements set forth in the State Audit Report. As Agent-In-Charge, Mr Seckman managed the staffing and implementation of the States Recreational Marijuana licensing program. Mr. Seckman has testified in both criminal and civil matters representing the State or as an expert on Colorado State Marijuana Regulations.

Prior to 2011, Mr. Seckman had 33 years of experience as a senior executive in the private sector in both oil and gas and technology. As a member of the board, Mr. Seckman contributes the benefits of his executive and operational leadership, law enforcement background and regulatory background in cannabis. His contributions and deep understanding of all aspects of our business and industry will provide considerable experience in developing the Company’s cannabis business and operations as well as assisting in retaining qualified talent.

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About Indoor Harvest, Corp

Indoor Harvest, Corp (OTCQB: INQD) is a developer of personalized cannabis medicines, and a provider of advanced cultivation technology, methods and processes. The Company provides the cannabis industry production platforms for building integrated agriculture (BIA) production. Our patent pending aeroponic methods allow for the production of chemically consistent, contaminate free cannabis, economically at scale.

Forward-Looking Statements

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information

Hayden IR

(917) 658-7878

hart@haydenir.com

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